UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2013

Commission File Number 1-13610

PMC COMMERCIAL TRUST

(Exact name of registrant as specified in its charter)

TEXAS	75-6446078
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 20, 2013, PMC Commercial Trust (the “Company”) entered into the Consent to Assignment and Limited Waiver to Agreement and Plan of Merger, dated as of November 20, 2013 (the “Consent and Waiver”), by and among the Company, CIM Urban REIT, LLC (“CIM REIT”), Southfork Merger Sub, LLC (“PMC Merger Sub”) and CIM Merger Sub, LLC (“CIM Merger Sub”), the terms of which were acknowledged and agreed to by a new subsidiary formed by CIM REIT, Urban Partners II, LLC (“Urban II”). The Consent and Waiver relates to the Agreement and Plan of Merger, dated as of July 8, 2013 (the “Merger Agreement”), by and among the Company, Southfork Merger Sub, CIM REIT and CIM Merger Sub, which provides for the merger of CIM Merger Sub into PMC Merger Sub (the “Merger”), all of which was previously disclosed by the Company in its Form 8-K filed on July 8, 2013.

The Consent and Waiver provides for (a) the waiver of any requirements in the Merger Agreement that require the registration under applicable securities laws and listing on a national securities exchange of the Class A convertible cumulative preferred shares of the Company (the “PMC Commercial Preferred Shares”) to be issued pursuant to the Merger Agreement, including the common shares of PMC Commercial (the “PMC Commercial Common Shares”) issuable upon conversion of such PMC Commercial Preferred Shares, (b) certain clarifications to the Merger Agreement to reflect the formation of Urban II, (c) Urban II’s succession to CIM REIT’s and Urban Partners GP, LLC’s (the current general partner of CIM Urban Partners L.P., a subsidiary of CIM REIT) ownership of the partnership interests of CIM Urban Partners, L.P. and certain of their rights and obligations under the Merger Agreement related to the ownership of the PMC Commercial Common Shares and PMC Commercial Preferred Shares issued pursuant to the Merger Agreement, and (d) a right of termination of the Merger Agreement after March 31, 2014, rather than after December 31, 2013. As a result of Urban II’s succession, it (i) will receive all of the PMC Commercial Common Shares and PMC Commercial Preferred Shares to be issued pursuant to the Merger Agreement, (ii) will enter into the Registration Rights and Lockup Agreement with the Company at the effective time of the Merger pursuant to the Merger Agreement, and (iii) has agreed to vote its 97.8% post-merger ownership of PMC Commercial Common Shares in favor of an increase in the number of authorized PMC Commercial Common Shares to one billion, thereby satisfying the condition contained in the Merger Agreement for the automatic conversion of the PMC Commercial Preferred Shares.

This summary does not purport to be complete and may not contain all of the information about the Consent and Waiver that is important to you. The summary of the material terms of the Consent and Waiver contained herein is qualified in its entirety by reference to the Consent and Waiver, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Additional Information about the Merger and Where to Find It

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The Company has filed with the U.S. Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 (that has not yet been declared effective by the SEC) and plans to mail to its shareholders a Proxy Statement/Prospectus in connection with the Merger. The Registration Statement and the Proxy Statement/Prospectus will contain important information about the Company, CIM REIT and their respective affiliates, the Merger and other transactions, and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are complete and available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from PMC Commercial by contacting PMC Commercial Trust, Attn: Investor Relations, 17950 Preston Road, Suite 600, Dallas, Texas 75252 or on its website at www.pmctrust.com.

The Company and its trust managers and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Merger and other transactions contemplated by the Merger Agreement. Information regarding the Company’s trust managers and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and in its definitive proxy statement dated April 29, 2013, which are filed with the SEC. As of November 14, 2013, the Company’s trust managers and executive officers beneficially owned as a group 481,773 PMC Commercial Common Shares, or 4.5% of the outstanding PMC Commercial Common Shares. Additional information regarding the interests of such potential participants will be included in the Proxy Statement/Prospectus and other relevant documents filed with the SEC in connection with the proposed Merger and other transactions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Consent to Assignment and Limited Waiver to Agreement and Plan of Merger, dated as of November 20, 2013, by and among PMC Commercial Trust, CIM Urban REIT, LLC, Southfork Merger Sub, LLC, and CIM Merger Sub, LLC, the terms of which were acknowledged and agreed to by a new subsidiary formed by CIM Urban REIT, LLC, Urban Partners II, LLC

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 21, 2013

PMC COMMERCIAL TRUST

By:	/s/ Jan F. Salit
Jan F. Salit, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Title
10.1	Consent to Assignment and Limited Waiver to Agreement and Plan of Merger, dated as of November 20, 2013, by and among PMC Commercial Trust, CIM Urban REIT, LLC, Southfork Merger Sub, LLC, and CIM Merger Sub, LLC, the terms of which were acknowledged and agreed to by a new subsidiary formed by CIM Urban REIT, LLC, Urban Partners II, LLC